Exhibit 99.1

NEWS RELEASE

1901 Chouteau Avenue : St. Louis, MO 63103 : Ameren.com

Contacts

Media	Analysts		Investors
Joe Muehlenkamp 314.554.4135 jmuehlenkamp@ameren.com	Doug Fischer 314.554.4859 dfischer@ameren.com	Matt Thayer 314.554.3151 mthayer@ameren.com	Investor Services 800.255.2237 invest@ameren.com

For Immediate Release

Ameren Corporation Receives Approval from Federal Energy

Regulatory Commission to Divest Its Merchant Generation Business

Company Also Reaches Agreement to Sell Three Merchant Energy Centers to Rockland Capital

ST. LOUIS (Oct. 14, 2013) — Ameren Corporation (NYSE: AEE) has received approval from the Federal Energy Regulatory Commission (FERC) to divest its merchant generation business, Ameren Energy Resources Company (AER), to an affiliate of Dynegy Inc. (NYSE:DYN).

FERC also approved the transfer of the Elgin, Grand Tower and Gibson City merchant gas-fired energy centers in Illinois, which were not part of the Dynegy transaction, from Ameren Energy Generating Company (Genco) to AmerenEnergy Medina Valley Cogen, LLC (Medina Valley). Following this approval, Medina Valley acquired these energy centers in accordance with the previously announced asset purchase agreement between Medina Valley and Genco.

In addition, Medina Valley has entered into an agreement to sell the Elgin, Gibson City and Grand Tower gas-fired energy centers to a special purpose entity affiliated with and formed by Rockland Capital, a private equity firm with offices in Houston and New York. The closing is expected to occur by year-end 2013.

“Receipt of these FERC approvals and the agreement with Rockland are key steps forward in executing our plan to divest the merchant generation business,” said Martin J. Lyons, Jr., executive vice president and chief financial officer of Ameren Corporation. “These divestitures are a key component of our strategy of focusing on our rate-regulated operations and allocating our growth capital to higher return opportunities. Our planned investments in transmission, distribution and generation infrastructure will help ensure reliable service for our customers and drive enhanced shareholder value.”

Grand Tower Energy Center is a 478-megawatt combined cycle facility in Grand Tower, Ill. Elgin Energy Center is a 460-megawatt simple cycle facility in Elgin, Ill. Gibson City Energy Center is a 228-megawatt simple cycle facility in Gibson City, Ill.

NEWS RELEASE

In March 2013, Genco received an initial payment of $100 million for the sale of the three energy centers to Medina Valley. Following FERC approval, the energy centers were transferred to Medina Valley and Medina Valley paid Genco an additional $37.5 million in accordance with the terms of the amended put option agreement between Genco and Medina Valley. Under the terms of the AER divestiture agreement, Genco would receive after-tax proceeds realized in excess of $137.5 million following the closing of the sale of the three energy centers by Medina Valley. Ameren expects that Medina Valley will, over the two-year period post-closing, realize after-tax sale proceeds in excess of $137.5 million, inclusive of funds held in escrow for two years to cover certain seller indemnification requirements.

Barclays Capital, Inc. served as financial advisor and Armstrong Teasdale LLP served as legal advisor to Ameren in connection with the sale of the energy centers.

The divestiture of AER to Dynegy is expected to be completed in the fourth quarter of 2013.

About Rockland Capital

Rockland Capital, a private equity firm founded in 2003, is focused on the acquisition, optimization and development of companies and projects in the North American power sector. The firm manages Rockland Power Partners, Rockland Power Partners II and Rockland Capital Energy Investments and has offices in Houston and New York. For further information, visit www.rocklandcapital.com.

About Ameren

St. Louis-based Ameren Corporation serves 2.4 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through our Ameren Missouri and Ameren Illinois rate-regulated utility subsidiaries. Ameren Illinois provides electric and natural gas delivery service while Ameren Missouri provides vertically integrated electric service, with generating capacity of 10,300 megawatts, and natural gas delivery service. Ameren Transmission develops regional electric transmission projects. In March 2013, we entered into a definitive agreement to divest our Illinois-based merchant generation business. For more information, visit Ameren.com.

Forward-looking Statements

Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in Ameren’s Form 10-K for the year ended December 31, 2012 and in Ameren’s Form 10-Q for the quarterly period ended March 31, 2013, and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

•	completion of our divestiture of AER and the sale of the Elgin, Gibson City, and Grand Tower gas-fired energy centers by Medina Valley;

•	regulatory approval from the Illinois Pollution Control Board relating to, and the satisfaction or waiver of the other customary conditions to, the divestiture of the merchant generation business;

•	regulatory approvals from the FERC and compliance with applicable Hart-Scott-Rodino filing requirements relating to, and the satisfaction or waiver of the other customary conditions to, the sale of the Elgin, Gibson City and Grand Tower gas-fired energy centers by Medina Valley;

NEWS RELEASE

•	our exit from the merchant generation business, which could result in additional impairments of long-lived assets, disposal-related losses, contingencies, reduction of existing deferred tax assets, or could have other adverse impacts on our financial condition, results of operations and liquidity;

•	changes in laws and other governmental actions, including monetary, fiscal, and tax policies including such changes that result in our being unable to claim all or a portion of the cash tax benefits that are expected to result from the divestiture of AER;

•	increasing capital expenditure and operating expense requirements and our ability to recover these costs;

•	the cost and availability of fuel such as coal and natural gas used to produce electricity; the cost and availability of purchased power; and the level and volatility of future market prices for such commodities, including the ability to recover the costs for such commodities;

•	the level and volatility of future prices for power in the Midwest, which may have a significant effect on the financial condition of our merchant generation segment;

•	disruptions of the capital markets, deterioration in credit metrics of the Ameren companies, or other events that make the Ameren companies’ access to necessary capital, including short-term credit and liquidity, impossible, more difficult, or more costly;

•	the impact of the adoption of new accounting guidance and the application of appropriate technical accounting rules and guidance;

•	the impact of current environmental regulations on power generating companies and new, more stringent or changing requirements, including those related to greenhouse gases, other emissions, cooling water intake structures, coal combustion residuals, and energy efficiency, that are enacted over time and that could limit or terminate the operation of certain of our generating units, increase our costs, result in an impairment of our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;

•	legal and administrative proceedings; and

•	acts of sabotage, war, terrorism, cybersecurity attacks or intentionally disruptive acts.

Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

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